UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material Pursuant to §240.14a-6

Claire’s Stores, Inc.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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2

The following letter, together with proxy card previously distributed, was mailed to certain shareholders on May 15, 2007:

CLAIRE’S STORES, INC.
3 S.W. 129th Avenue
Pembroke Pines, Florida 33027
YOUR VOTE IS IMPORTANT
TIME IS SHORT — PLEASE ACT TODAY!
May 11, 2007
Dear Fellow Shareholder:
     According to our latest records, we have not received your voting instructions for the important Special Meeting of Claire’s Stores, Inc. to be held on Thursday, May 24, 2007. Our board of directors unanimously recommends that Claire’s Stores shareholders vote “FOR” the approval of the merger agreement. Your vote is important to us. Whether or not you plan to attend the Special Meeting in person, please use one of the following simple methods to promptly provide your voting instructions:
1.	Vote by Internet: Go to the website www.proxyvote.com. Have your 12-digit control number listed on the voting instruction form ready and follow the online instructions. The 12-digit control number is located in the rectangular box on the right side of your voting instruction form.

2.	Vote by Telephone: Call toll-free (800) 454-8683. Have your 12-digit control number listed on the voting instruction form ready and follow the simple instructions.

3.	Vote by Mail: Mark, sign, date and return your voting instruction form in the postage-paid return envelope provided.
     For the reasons set forth in the proxy statement, dated April 27, 2007, your Board of Directors unanimously recommends that you vote “FOR” the approval of the merger agreement. The approval of the merger agreement requires the affirmative vote of the holders of a majority of the combined voting power of the company’s issued and outstanding shares of the Common Stock and Class A Common Stock. The failure of any shareholder to vote on the proposal to approve the merger agreement will have the same effect as a vote against the approval of the merger agreement. We respectfully request that you vote your shares at your earliest convenience.
     If you need assistance voting your shares, please call D.F. King & Co., Inc. toll free at (888) 869-7406.
     On behalf of your Board of Directors, thank you for your cooperation and continued support.

Sincerely,
/s/ Marla L. Schaefer
Marla L. Schaefer
Co-Chief Executive

/s/ E. Bonnie Schaefer
E. Bonnie Schaefer
Co-Chief Executive

Important Legal Information:

In connection with the proposed merger of the Company with an affiliate of Apollo Management, L.P. (the “merger”), the Company has filed with the U.S. Securities and Exchange Commission (the “SEC”) and mailed to the shareholders of the Company a definitive proxy statement and a supplement thereto (the “proxy statement”). Before making any voting decision, the Company’s shareholders are urged to read the proxy statement regarding the merger carefully and in its entirety because it contains important information about the proposed merger. The Company’s shareholders may obtain, without charge, additional copies of the proxy statement and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The Company’s shareholders may also obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request to the Company’s proxy solicitation agent, D.F. King & Co., Inc., toll-free at (888) 869-7406. The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the proposed merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the Company’s annual report on Form 10-K for the fiscal year ended January 28, 2006 and the Company’s proxy statement for the Company’s 2006 Annual Meeting of Shareholders. Shareholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the merger, which may be different than those of the Company’s shareholders generally, by reading the proxy statement and other relevant documents regarding the proposed merger filed with the SEC.